INDEPENDENT AUDITORS' CONSENT





The Board of Trustees and Shareholders
Forum Funds:


We consent to the use of our report for the Forum Equity Index Fund, a series of Forum Funds, dated November 9, 2001, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


         /s/ KPMG LLP


Boston, Massachusetts
January 23, 2002


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                          INDEPENDENT AUDITORS' CONSENT





The Board of Trustees and Partners
Wells Fargo Core Trust:


We consent to the use of our report for the Index Portfolio, a portfolio of the Wells Fargo Core Trust, dated November 9, 2001, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information in the Forum Funds' annual registration statement on Form N-1A.


         /s/ KPMG LLP


San Francisco, California
January 23, 2002